Exhibit 99.3

BIOANALYTICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Bioanalytical Systems, Inc., together with its direct and indirect subsidiaries, is referred to herein collectively as “BASi”, “we,” “our”, or the “Company.”

Acquisition

On November 8, 2019, the Company and Bronco Research Services LLC, a wholly owned subsidiary of the Company (the “PCRS Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Pre-Clinical Research Services, Inc., a Colorado corporation (the “PCRS Seller”), and its shareholder. Pursuant to the Purchase Agreement, on December 1, 2019, the Company indirectly acquired (the “PCRS Acquisition”) substantially all of the assets of PCRS Seller used or useful by PCRS Seller in connection with PCRS Seller's provision of GLP and non-GLP preclinical testing for the pharmaceutical and medical device industries. The total consideration for the PCRS Acquisition was $3,433,000, which consisted of $1,500,000 in cash, subject to certain adjustments, 240,000 of the Company’s common shares valued at $1,133,000 using the closing price of the Company’s common shares on November 29, 2019 and an unsecured promissory note in the initial principal amount of $800,000 made by PCRS Purchaser. The promissory note bears interest at 4.5%. The Company also purchased certain real property located in Fort Collins, Colorado, comprising the main facility for the PCRS Seller’s business and additional property located next to the facility available for future expansion, for $2,500,000. The Company funded the cash portion of the purchase price for the PCRS Acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank (“FIB”). As contemplated by the Purchase Agreement, the Company also entered into a lease arrangement for an ancillary property used by PCRS Seller’s business, located in Livermore, Colorado.

Amendment to Credit Arrangements

In order to finance the Acquisition and the real property purchase, as well as provide additional capital to fund growth efforts, the Company amended and restated its credit arrangements with FIB (the “Credit Agreement Amendment”) to, among other things, (i) increase the principal amount of the Company’s amended and restated revolving note from $3,500,000 to $5,000,000 with a maturity of January 31, 2021 and interest payments only until maturity at a floating per annum rate equal to the greater of (a) four percent (4%), or (b) the sum of the Prime Rate plus Zero Basis Points (0.0%), which rate shall change concurrently with the Prime Rate, (ii) add a capital expenditure line of credit in the principal amount of $3,000,000 with a maturity of December 31, 2020 and interest payments only until maturity at a floating per annum rate equal to the greater of (a) four percent (4%), or (b) the sum of the Prime Rate plus Fifty Basis Points (0.5%), which rate shall change concurrently with the Prime Rate, (iii) add a new term loan in the principal amount of $1,500,000 with a maturity of June 1, 2025, interest at a fixed per annum rate equal to four percent (4%) and with interest payments only commencing January 1, 2020 through June 1, 2020, with monthly payments of principal and interest thereafter through maturity and (iv) add an additional new term loan in the principal amount of $1,939,000 with a maturity of December 1, 2024 and interest at a fixed per annum rate equal to four percent (4%), with payments of principal and interest due monthly through maturity.

Following the Credit Agreement Amendment, the Company’s obligations under the Amended and
Restated Credit Agreement are guaranteed by BAS Evansville, Inc. (“BASEV”), Seventh Wave Laboratories, LLC, BASi Gaithersburg LLC, as well as the PCRS Purchaser (collectively, the "Guarantors"), each a wholly owned subsidiary of the Company. The Company’s obligations under the Credit Agreement and the Guarantor's obligations under their respective guaranties are secured by first priority security interests in substantially all of the assets of the Company and the Guarantors, respectively, as well as mortgages on the Company’s, BASEV’s and the Purchaser’s facilities in West Lafayette, Indiana, Evansville, Indiana, and Fort Collins, Colorado, respectively, and pledges of the Company’s ownership interests in its subsidiaries.

The Amended and Restated Credit Agreement includes financial covenants consisting of (i) a Fixed Charge Coverage Ratio (as defined in the Amended and Restated Credit Agreement) of not less than 1.25 to 1.0, tested quarterly and measured on a trailing twelve (12) month basis and (ii) beginning March 31, 2020 a Cash Flow Leverage Ratio (as defined in the Amended and Restated Credit Agreement), tested quarterly, as follows: not to exceed (a) as of March 31, 2020, 5.00 to 1.00, (b) as of June 30, 2020, 4.50 to 1.00, (c) as of September 30, 2020, 4.25 to 1.00 and (d) as of December 31, 2020 and each quarter thereafter, 4.00 to 1.00. The Company has also agreed to obtain a life insurance policy in an amount not less than $5,000 for its President and Chief Executive Officer and to provide FIB an assignment of such life insurance policy as collateral.

The foregoing descriptions of the Purchase Agreement and the Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of those agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2019.

Pursuant to the Purchase Agreement, the Company issued 240,000 of the Company’s common shares to the Seller. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The accompanying unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical financial statements of Pre-Clinical Research Services, Inc. and is intended to provide information about how the Acquisition of Pre-Clinical Research Services, Inc.’s business and related financing may have affected the Company’s historical consolidated financial statements. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the year ended September 30, 2019 are presented as if the Acquisition and related financing occurred on October 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented as if the Acquisition and related financing had occurred on September 30, 2019. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions that we believe are reasonable at the time of the filing of this report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements were prepared for informational and illustrative purposes in accordance with Rule 8-05 of Regulation S-X. Such information is preliminary and based on currently available information and assumptions that the Company believes are reasonable. The acquisition accounting related to this unaudited pro forma information is dependent upon certain independent valuations and other studies that are still in process and under review by management and not yet finalized. The pro forma adjustments included herein have been made solely for the purposes of providing unaudited condensed combined financial information. Differences between the estimates reflected in this unaudited pro forma information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future consolidated financial condition or results of operations.

The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended September 30, 2019 was derived from the Company’s audited consolidated statement of operations and comprehensive income for the year ended September 30, 2019 and Pre-Clinical Research Services. Inc.’s audited statement of income for the year ended December 31, 2018.

We present the unaudited pro forma condensed combined financial statements for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations would have been had we completed the Acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

PCRS Sellers’ assets and liabilities are recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing unaudited pro forma condensed combined financial information based on current estimates and currently available information, and are subject to revision based on final, independent determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed combined financial statements.

The following information provides further details about the estimated fair value at the acquisition date for some key balance sheet items. These fair values are preliminary until the Company completes its work with the use of a third party valuation firm, and are subject to change. Any changes to the initial estimates of the fair value of assets and liabilities will impact residual goodwill and may affect future earnings.

Estimated Fair Value
Fixed Assets	2,077
Goodwill	3,002

The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) do not reflect the realization of any expected cost savings or other synergies resulting from the Acquisition as a result of any initiatives planned subsequent to the closing of the Acquisition and related financing, nor do they reflect any nonrecurring costs directly attributable to the Acquisition and related financing.

The accounting policies used in the presentation of the following unaudited pro forma condensed combined financial information is set out in the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2019. Certain reclassifications of PCRS Sellers’ historical statements of income and balance sheet have been made to conform to the Company's accounting policies.

The unaudited pro forma condensed consolidated financial statements, along with the assumptions underlying the pro forma adjustments, are described in the accompanying notes and should be read in conjunction with the historical consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019, the Company's quarterly report on Form 10-Q for the three months ended December 31, 2019, and PCRS Seller’s historical financial statements included in Exhibit 99.1 and Exhibit 99.2 contained in this Form 8-K/A.

Bioanalytical Systems, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For the Fiscal Year Ended September 30, 2019

(In thousands, except per share data)

	Bioanalytical Systems Inc. Historical	Pre- Clinical Research Services, Inc. Historical
	Fiscal Year Ended September 30, 2019	Fiscal Year Ended December 31, 2018	Pro Forma Adjustments Increase (Decrease)	Notes	Bioanalytical Systems Inc. Pro Forma Combined
Total Revenue	$43,616	$4,720	$-		$48,336
Cost of Revenue	30,695	2,278	-		32,973
Gross profit	12,921	2,442	-		15,363
Operating expenses:
Selling	2,914	-	-		2,914
Research and development	627	-	-		627
General and administrative	9,533	2,001	50	(a)	11,584
Total operating expenses	13,074	2,001	50		15,125
Operating income (loss)	(153)	441	(50)		238
Other income	9	9			18
Interest expense	(642)	(4)	(193)	(b)	(839)
Net income (loss) before income taxes	(786)	446	(243)		(583)
Income tax expense	4				4
Net (loss) income	$(790)	$446	$(243)		$(587)
Other comprehensive income	-	-	-		-
Comprehensive (loss) income	$(790)	$446	$(243)		$(587)

Basic net income (loss) per share	$(0.08)	$0.04			$(0.06)
Diluted net income (loss) per share	$(0.08)	$0.04			$(0.06)

Weighted common shares outstanding:
Basic	10,383	10,383	240		10,623
Diluted	10,383	10,383	240		10,623

Footnotes

(a) To reflect the following pro forma adjustments for step up in value of personal property

Pre-Tax Adjustment
Record additional depreciation expense for step up in value for personal property General & Administrative expenses	$50

(b) To reflect the following pro forma adjustments for recognition of additional financing to  fund purchase of PCRS

Pre-Tax Adjustment
Record additional interest expense for new financing to fund purchase
Interest Expense	$166
Debt Issue Costs	27

Bioanalytical Systems Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

As of September 30, 2019

(In thousands)

	Bioanalytical Systems, Inc. Historical	Pre-Clinical Research Services, Inc. Historical			Bioanalytical
	As of September 30, 2019	As of September 30, 2019	Pro Forma Adjustments	Notes	Systems, Inc. Pro Forma Combined
Assets
Current assets
Cash	$606	$220	$(826)	(a),(d),(e),(g)	$-
Account receivables
Trade, net of allowance	7,178	568			7,746
Unbilled revenues	2,342	-			2,342
Investment Securities	-	465	(465)	(a)	-
Inventories, net	1,095	-			1,095
Prepaid expenses	1,200	47			1,247
Total current assets	12,421	1,300	(1,291)		12,430
Property and equipment, net	22,828	705	2,001	(c)	25,534
Lease rent receivable	130	-			130
Deferred tax asset	31	-			31
Goodwill	3,617	-	3,002	(c)	6,619
Other intangible assets	2,874	-			2,874
Other assets	79	-			79
Total assets	$41,980	$2,005	$3,712		$47,697
Liabilities
Current liabilities
Accounts payable	$4,941	$141	$52	(g)	$5,134
Restructuring liability	349	-	-		349
Accrued expenses	2,620	180	-		2,800
Customer advances	6,726	69			6,795
Revolving line of credit	1,063				1,063
Capex line of credit	655				655
Current portion of capital lease obligation	18	-			18
Current portion of long-term debt	1,109	-	267	(d), (f)	1,376
Total current liabilities	17,481	390	319		18,190
Capital lease obligation, less current portion	18	-			18
Long-term debt, less current portion, net of debt issuance costs	13,771	-	3,876	(d),(e),(f)	17,647
Total liabilities	31,270	390	4,195		35,855
Shareholders’ Equity
Preferred shares, authorized 1,000,000 shares, no par value; 35 shares issued and outstanding at September 30, 2019	35	-	-		35
Common shares, no par value: Authorized 19,000,000 shares; 10,750,694 shares issued and outstanding on a pro forma basis at September 30, 2019	2,589	1	59	(a),(b)	2,649
Additional paid in capital	25,183	237	836	(a),(b)	26,256
Accumulated deficit	(17,097)	1,377	(1,377)	(a)	(17,097)
Total shareholders’ equity	10,710	1,615	(482)		11,843
Total liabilities and shareholders’ equity	$41,980	$2,005	$3,712		$47,697

Footnotes

(a) To reflect the following pro forma adjustment per terms of Asset Purchase Agreement, as follows:

Pre-Tax Adjustment
Exclude certain assets and liabilities according to the terms of the Asset Purchase Agreement
Cash	$(220)
Investment Securities	(465)
Common stock	(1)
Additional paid in capital	(237)
Retained Earnings	(1,377)

(b) To reflect consideration paid for Pre-Clinical Research Services, Inc.

Pre-Tax Adjustment
Term Loan	$1,500
Term Loan for Building	1,939
Cash down payment for building	561
Seller note payable	800
Common Stock (240,000 shares at par)	60
Paid in Capital (value in excess of par)	1,073

(c) To reflect purchase price in excess of book value

Pre-Tax Adjustment
Reflects the preliminary estimate of the fair value of the acquired intangible assets and estimated fair value of tangible assets for pro forma purposes
Step up in personal property value	$2,001
Goodwill	3,002

(d) To reflect the following pro forma adjustments for bank financing needed to close

Pre-Tax Adjustment
Bank financing needed to fund consideration paid to Pre-Clinical Research Services, Inc.
Current portion of long-term debt	$202
Long-term debt, less current portion, net of debt issuance costs	3,237

(e) To reflect the following pro forma adjustments from financing costs

Pre-Tax Adjustment
Establish debt issue costs in the balance sheet
Long-term debt, less current portion, net of debt issuance costs	$(97)
Cash	(97)

(f) To reflect the following pro forma adjustments for seller note payable

Pre-Tax Adjustment
Record seller note payable as part of consideration paid to Pre-Clinical Research Services, Inc.
Current portion of long-term debt	$65
Long-term debt, less current portion, net of debt issuance costs	735

(g) Reclass of negative cash

Pre-Tax Adjustment
Cash	$(52)
Accounts payable	52